EXHIBIT 99.2

Certification of Chief Financial Officer

Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

In connection with this annual report of Form 11-K I, Daniel R. Lutz, Chief Financial Officer of Comarco, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Comarco, Inc. Savings and Retirement Plan.

Date: June 24, 2003	By:	/s/ DANIEL R. LUTZ
Daniel R. Lutz Chief Financial Officer